OWENS & MINOR, INC. COMPENSATION & BENEFITS COMMITTEE March 2, 2016 AMENDMENT OF EXHIBIT II OF THE OWENS & MINOR, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN RESOLVED, that the Compensation & Benefits Committee recommends that the Board of Directors approve amendment of Exhibit II of the Owens & Minor, Inc. Supplemental Executive Retirement Plan (the “Plan”), effective March 1, 2016, in the following respects: FIRST: The Introduction to Exhibit II is amended by adding the following sentence as the fourth paragraph thereof: The Plan is further amended, effective as of March 1, 2016, to (i) provide that a Participant who is identified on Exhibit I and who satisfies the requirements to receive benefits under the Voluntary Early Exit Incentive Program for Retirement Eligible Teammates (the “Program”) shall be vested upon his or her Separation From Service as provided in the Program and (ii) prescribe how the vested benefit payable to a Participant described in the preceding clause (i) will be calculated and paid. SECOND: The definition of “Qualified Plan” in Exhibit II is amended to read as follows: Qualified Plan means a defined benefit pension plan that is maintained or previously was maintained by the Company or an Affiliate and which satisfies or satisfied the requirements of Section 401(a) and related sections of the Internal Revenue Code. THIRD: The first sentence of the definition of “Years of Service” in Exhibit II is amended to read as follows: Years of Service means the total years of service credited to a Participant for purposes of determining his or her vested or nonforfeitable interest in a Qualified Plan or that would have been credited but for the termination of the Qualified Plan. FOURTH: The heading of Section 3.01 of Exhibit II is amended to read “Retirement Allowance For Separation Before Normal Retirement.” FIFTH: Section 3.01 of Exhibit II is designated Section 3.01(a) and a new Section 3.01(b) is added as follows:

(b) Except as provided in Section 3.03(b) and subject to the requirements of Article V and Section 8.01, a retirement allowance shall be payable to a Participant who Separates from Service on or after satisfying the vesting requirements set forth in Section 5.01 and before his or her Normal Retirement Date and before his or her Early Retirement Date. The monthly retirement allowance shall be calculated under Section 3.01(a) as of the earlier of the date that would have been the Participant’s Normal Retirement Date or Early Retirement Date if the Participant had not Separated from Service. SIXTH: The first sentence of Section 3.03(a) of Exhibit II is amended to read as follows: The payment of the retirement allowance payable under this Article III to a Participant who is not a Specified Employee as of the date he or she Retires or Separates From Service, as applicable, shall begin on the 15th day of the month following the month in which the Participant Retires or, in the case of the retirement allowance payable under Section 3.01(b), the earlier of what would have been the Participant’s Normal Retirement Date or Early Retirement Date if the Participant had not had a Separation From Service. SEVENTH: The introductory sentence of Section 3.03(b) of Exhibit II is amended to read as follows: The following provisions apply to the payment of the retirement allowance payable under this Article III to a Participant who is a Specified Employee as of the date he or she Retires or Separates From Service, as applicable. EIGHTH: Section 3.03(b)(ii) of Exhibit II is amended to read as follows: Except as provided in the following sentence, the payment of the Participant’s 409A Benefit shall begin on the 15th day of the month that is seven months following the month in which the Participant Retires. The payment of the Participant’s 409A Benefit that is payable under Section 3.01(b) shall begin on the later of (x) the 15th day of the month that is seven months following the month in which the Participant Separates From Service and (y) the earlier of what would have been the Participant’s Normal Retirement Date or Early Retirement Date if the Participant had not had a Separation From Service. The first payment of the monthly retirement allowance paid to the Participant pursuant to either of the two preceding sentences shall include any amounts that would have been paid to the Participant under Section 3.03(a) if the Participant was not a Specified Employee and the six month delay described in this clause (ii) had not been in effect.

NINTH: Section 3.04 of Exhibit II is amended to read as follows: For purposes of determining the amount payable to a Participant under this Article III, the term Qualified Plan Benefit means the monthly benefit that was or would be payable to the Participant from all Qualified Plans in the form of an annuity payable for the lifetime of the Participant with no survivor’s benefits. The amount of the Qualified Plan Benefit shall be determined as of the date that benefits become payable under Section 3.03 or as of December 31, 2004 (in the case of the calculation of the Participant’s Grandfathered Benefit). The Qualified Plan Benefit shall be taken into account in determining the amount payable to the Participant under this Article III regardless of the benefit the Participant actually received or receives under any Qualified Plan. TENTH: Section 5.01 of Exhibit II is amended by adding the following as clause (iv) thereof: (iv) the date of his or her Separation From Service if (x) the Participant is eligible to participate in the Company’s Voluntary Early Exit Incentive Program for Retirement Eligible Teammates (the “Program”) and elects to participate in the Program, (y) satisfies all of the requirements to participate in the Program, including timely execution of a Confidential Separation Agreement and General Release which becomes effective without revocation by the Participant and (z) Separates From Service in accordance with the terms of the Program. FINALLY RESOLVED, that the appropriate officers of the Company be authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing actions, all without the necessity of further action by this Board.